SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 30, 2000


                               InfoNow Corporation
             (Exact Name of Registrant as specified in its charter)


          Delaware                   0-19813                      04-3083360
(State or other jurisdiction      (Commission                   (IRS Employer
      of incorporation)           File Number)               Identification no.)



  1875 Lawrence, Suite 1100 Denver, CO                              80202
(address of principal executive offices)                          (Zip Code)

Registrant's telephone number, including area code: 303-293-0212

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Item 5. Other Events

On March 30, 2000 InfoNow Corporation (the "InfoNow") sold 526,316 shares of InfoNow common stock in a private placement to Putnam Information Sciences Trust, NR Ventures, Ltd., and RIT Capital Partners, PLC. Putnam Information Sciences Trust purchased 105,263 shares of common stock. NR Ventures, Ltd. and RIT Capital Partners, PLC collectively purchased 421,053 shares of common stock. Share certificates were issued with normal Rule 144 restrictive legend. The private placement resulted in gross proceeds of $5,000,000 to InfoNow, or $9.50 per share. As part of the sale the Company will pay a 6% commission and issue an option to purchase 10,526 shares to Needham & Co., the placement agent for this financing. The stock purchase agreement contains registration rights that require InfoNow to file a registration statement for the shares issued and use its best efforts to have the statement declared effective no later than 180 days after the closing date of the financing.

As of April 26, 2000, the Company had 8,093,757 common shares outstanding.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 26, 2000

                                            INFONOW CORPORATION
                                            (Registrant)


         /s/ Kevin D. Andrew
         -------------------
         Kevin D. Andrew
         Chief Financial Officer, Treasurer and Secretary
         (Principal Financial and Accounting Officer)

Exhibit
Number      Description of Exhibit
------      ----------------------

2.2 Stock Purchase Agreement for Common Stock between the Company and Putnam Information Sciences Trust S.A., NR Ventures, Ltd., RIT Capital Partners, PLC dated March 30, 2000

2.3 Registration Rights Agreement for Stock Purchase Agreement for Common Stock between the Company and Putnam Information Sciences Trust S.A., NR Ventures, Ltd., RIT Capital Partners, PLC dated March 30, 2000

3.1         Certificate of Incorporation of the Company, as amended (A)

3.2         Bylaws of the Company, as amended (B)

4.1 Form of Common Stock Certificate for the Registrant's Common Stock, $.001 par value per share (B)

(A) Incorporated by reference from the Company's Annual Report filed on Form 10-KSB for the year ended December 31, 1998.

(B) Incorporated by reference from the Company's Registration Statement No. 33-43035 on Form S-1 dated February 14, 1992.